SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report:  November 10, 1995
(Date of earliest event reported)

Commission File No. 33-72966

The Prudential Home Mortgage Securities Company, Inc.

Delaware                                         43-1490160
(State of Incorporation)                    (I.R.S. Employer Identification
No.)

5325 Spectrum Drive, Frederick , Maryland             21701
Address of principal executive offices              (Zip Code)

(301) 846-8199
Registrant's Telephone Number, including area code

(Former name, former address and former fiscal year, if changed since last report)

INDEX TO EXHIBITS
Exhibit No.          Description
(EX-1)               Amendment No. 2 to the Pooling and Servicing Agreement
                     dated as of November 10, 1995 among The Prudential Home
                     Mortgage Securities Company, Inc., The Prudential Home
                     Mortgage Company, Inc., and First Trust National
                     Association, as trustee.

 ITEM 5.    Other Events

On November 10, 1995, The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation (the "Registrant"), sold Mortgage Pass-Through Certificates, Series 1994-25, Class A-9 (the "Offered Certificates"). The Offered Certificates, together with the other Subclasses of Class A
Certificates (designated as the Class A-1, Class A-2, Class A-    3, Class A-4,
Class A-5, Class A-6, Class A-7, Class A-8 and Class A-R), the Class AP Certificates, the Class M Certificates and the Class B Certificates were originally issued on July 28, 1994 pursuant to a Pooling and Servicing Agreement, dated as of July 28, 1994 (the "Pooling and Servicing Agreement"), among the Registrant, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer" or "PHMC"), and First Trust National Association, as trustee (the "Trustee"). The Pooling and Servicing Agreement was amended by Amendment No. 1 dated as of February 28, 1995 and was further amended by Amendment No. 2 dated as of November 10, 1995 (the "Amendment"), a copy of which Amendment is filed as an exhibit hereto. The primary purpose of the Amendment was to remove certain transfer restrictions on the Offered Certificates and to change the minimum denominations in which such Offered Certificates could be issued.

Interest on the Offered Certificates is distributed on each Distribution Date (as defined in the Pooling and Servicing Agreement). Distributions of interest on any Distribution Date are made to the extent that the Pool Distribution Amount (as defined in the Pooling and Servicing Agreement) is sufficient therefor.

 ITEM 7.              Financial Statements and Exhibits
                          (c) Exhibits

Item 601(a)
of Regulation S-K

Exhibit No.      Description
(EX-1)           Amendment No. 2 to the Pooling and Servicing Agreement
                 dated as of November 10, 1995, among The Prudential Home
                 Mortgage Securities Company, Inc., The Prudential Home
                 Mortgage Company, Inc., and First Trust National Association, as trustee.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRUDENTIAL HOME MORTGAGE
SECURITIES COMPANY, INC.

November 10, 1995

By: /s/ M. Kathryn Gray
Name: M. Kathryn Gray
Title: Vice President